AMENDED BY-LAWS
                                       OF
                       MAUI LAND & PINEAPPLE COMPANY, INC.
                           (AS OF FEBRUARY 26, 1988)
                            (AS OF MARCH 29, 1999)
                           (AS OF DECEMBER 11, 2003)

                                   ARTICLE I
                             PRINCIPAL OFFICE; SEAL
		SECTION 1. Principal Office. The principal office of the Company shall be in Kahului, Maui, Hawaii; there may be such subordinate or branch offices in such place or places within Hawaii or elsewhere as may be considered necessary or requisite by the Board of Directors to transact the business of the corporation, such subordinate or branch offices to be in charge of such person or persons as may be appointed by the Board of Directors.
		SECTION 2. Seal. The corporation shall have a corporate seal (and one or more duplicates thereof) of such form and device as the Board of Directors shall determine.

	                           ARTICLE II
	                          STOCKHOLDERS
		SECTION 1.  Annual Meetings.  The annual meeting of
the stockholders of the corporation shall be held on such day during the first six months following the end of the fiscal year of the corporation or calendar year if the same be used as the accounting period of the corporation as the Board of Directors or the President may determine. The annual meeting shall be a general meeting and at such meeting any business within the powers of the corporation may be transacted without special notice of such business, except as may be required by law, by the Articles of Association, or by these Bylaws (including without limitation Section 7 of this Article II). To the extent permitted by law, meetings of stockholders may be held at such place within or without the State of Hawaii.
		SECTION 2. Special Meetings. Special meetings of the stockholders may be held at any time. Such meetings shall be held upon the call of the President or of any two directors or of the holders of not less than one-fourth of the capital stock of the Company issued and outstanding and entitled to vote at such special meeting. At any special meeting, only such business shall be transacted as is specified in the notice given of such meeting.
		SECTION 3.  Notices of Meetings.  Notices of every
meeting of stockholders, whether annual or special, shall state the place, day and hour of the meeting, whether it is annual or special, and in the case of any meeting shall state briefly the business proposed to be transacted thereat. Such notice shall be given by mailing a written or printed copy thereof, postage prepaid, in the case of an annual meeting at least twenty days before the date assigned for the meeting, and in the case of a special meeting at least twenty days before the date assigned for the meeting, to each stockholder entitled to vote at such meeting at his address as it appears on the transfer books of the corporation. Upon notice being given in accordance with the provisions hereof, the failure of any stockholder to receive actual notice of any meeting shall not in any way invalidate the meeting or the proceedings thereat.
		SECTION 4. Quorum. At all meetings of stockholders the presence in person or by proxy of stockholders owning a majority of all of the shares of stock issued and outstanding and entitled to vote at said meeting shall constitute a quorum, and the action of the holders of a majority of the shares of stock present or represented at any meeting at which a quorum is present shall be valid and binding upon the corporation and its stockholders, except as otherwise provided by law, by the Articles of Association or by these Bylaws. Once a quorum is established at a meeting, it shall not be broken by the absence or withdrawal of one or more stockholders before the meeting is adjourned.
		SECTION 5.  Voting, Proxies.
	(a) At any meeting of the stockholders, each stockholder, except where otherwise provided by the clauses and terms applicable to the stock held by such stockholder, shall be entitled to vote in person or by proxy and shall have one vote for each share of voting stock registered in his name at the close of business on the day preceding the date of such meeting or on such record date as may be fixed by the Board of Directors. In the case of an adjourned meeting, unless otherwise provided by the Board of Directors, the record date for the purpose of voting at such adjourned meeting shall be the day preceding the date of the adjourned meeting. When voting stock is transferred into the name of a pledgee under a pledge agreement, the pledgor shall have the right to vote such stock unless prior to the meeting the pledgee or his authorized representative shall file with the Secretary written authorization from the pledgor authorizing such pledgee to vote such stock. An executor, administrator, guardian or trustee may vote stock of the corporation held by him in such capacity at all meetings, in person or by proxy, whether or not such stock shall have been transferred into his name on the books of the corporation, but if such stock shall not have been so transferred he shall, if requested as a prerequisite to so voting, file with the Secretary a certified copy of his letters of appointment as such executor, administrator or guardian, or evidence of his appointment or authority as such trustee. If there be two or more executors, administrators, guardians or trustees, all or a majority of them may vote the stock in person or by proxy. Stock held in the names of two or more persons as tenants in common or joint tenants may be voted by any one of them unless protested by the other or others. The survivor(s) of a joint tenancy or tenants by the entirety may vote such stock without the necessity of indicating such survivorship.
	(b) The instrument appointing a proxy shall be in writing, signed by the appointer or his duly authorized agent in handwriting or by rubber stamp, and filed with the Secretary. A proxy that is regular on its face and apparently executed by the stockholder entitled to vote (including a proxy with an illegible signature) shall be presumed to be authentic and genuine, unless the corporation shall receive evidence to the contrary. Proxies for stock owned by two or more persons named as tenants in common or as joint tenants shall be valid if signed by one or two persons.
Proxies for stock in the name of corporations, partnerships, nominees or brokers shall be valid if signed with the name of the corporation, partnership, nominee or broker, either in handwriting or by rubber stamp and without requiring the signature of an officer or agent. Minor variations between signatures and the name of the appointer as it appears upon the stock books of the corporation or, in the case of a corporation, failure to affix the corporate seal, shall not invalidate the proxy. If a proxy is appointed by cable, telegram, telex, radiogram or other electronic message, the typewritten signature of the appointer shall be sufficient for a valid proxy. A proxy executed by a third party as agent or attorney-in-fact for a stockholder shall be presumed valid unless the corporation should receive evidence to the contrary. A proxy executed by a married woman shall be presumed to be authentic and genuine if the corporation's record of stock ownership shows such stock in her maiden name and if there is a connecting feature in the execution and signature. Unless expressly limited by its terms, every instrument appointing a proxy shall continue in full force and effect until a written revocation thereof shall be filed with the Secretary.
	(c) Stockholders shall have no right to elect directors by cumulative voting.
		SECTION 6. Adjournment. Any meeting of stockholders, whether annual or special, and whether a quorum be present or not, may be adjourned from time to time by the Chairman thereof with the consent of the holders of a majority of all of the shares of stock present or represented at such meeting and entitled to vote thereat without notice other than the announcement at such meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the original meeting as originally called and noticed.
		SECTION 7.  Action at Meetings of Stockholders.  No
business may be transacted at an annual meeting of stockholders other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors;
(b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before the annual meeting by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 7 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 7.
	In addition to any other applicable requirements for business properly to be brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Chairman of the Board, if any, the President or the Secretary of the corporation.
	To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting is first mailed by the corporation or on which the corporation makes public disclosure of the date of the annual meeting, whichever first occurs; and provided further that, in the case of the 1999 annual meeting of stockholders, any such notice shall be timely if received by the close of business on the later of (i) the tenth (10th) day following the date on which the corporation's proxy statement for the 1999 annual meeting is first mailed to stockholders or (ii) April 12, 1999.
       	To be in proper written form, a stockholder's notice must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the corporation that are owned by such stockholder (x) beneficially and (y) of record, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
       	No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 7, provided, however, that once business has been brought properly before the annual meeting in accordance with such procedures, nothing in this Section 7 shall be deemed to preclude discussion by any stockholder of any such business.
       	The business transacted at any special meeting of stockholders shall be confined to the business stated in the notice of meeting.
	Notwithstanding the foregoing provisions of this Section 7, a stockholder also shall comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, with respect to the matters set forth in this Section 7. Nothing in this Section 7 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE III
                               BOARD OF DIRECTORS
		SECTION 1.  Number and Term of Office; Qualifications.
	(a) The Board of Directors shall consist of nine members and shall be divided into three classes, with three members in each class. Each class shall hold office for a period of three years. The first class shall consist of the two currently elected and qualified directors each of whose term of office expires at the 2004 annual meeting of shareholders and when his or her successor has been duly elected and qualified, plus one additional director, and their respective successors. The second class shall consist of the two currently elected and qualified directors each of whose term of office expires at the 2005 annual meeting of shareholders and when his or her successor has been duly elected and qualified, plus one additional director, and their respective successors. The third class shall consist of the two currently elected and qualified directors each of whose term of office expires at the 2006 annual meeting of shareholders and when his or her successor has been duly elected and qualified, plus one additional director, and their respective successors. The directors, except as otherwise in these Bylaws provided, shall hold office for a three-year term after their election and until their respective successors shall have been elected and qualified.
	(b) To the extent required by law, not less than one member of the Board of Directors shall be a resident of the State of Hawaii. Whenever for any reason not less than one member of the Board of Directors is a resident of the State of Hawaii, the Board shall have no power to act in any manner, except the power to act under Section 6 of this Article to have at least one member as a resident of the State of Hawaii.
	(c) No person shall be eligible to be elected as a director who has attained his seventieth (70th) birthday at the time of election, but the directors of a corporation may create exceptions to this requirement by resolution, including but not limited to "Directors Emeritus." The Board of Directors may, at any meeting, appoint one or more "Directors Emeritus" in recognition of the past contributions of such persons or their spouses to the corporation or for other appropriate reasons. A Director Emeritus will be eligible to attend all meetings of the Board of Directors, to have his or her expenses paid and to receive meeting fees (though not any annual retainer), but shall not be eligible to vote and shall not be counted as part of the quorum at any such meeting.
		(d) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors (a) by or on behalf of the Board of Directors or (b) by any stockholder of the corporation
(i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1(d) and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 1(d).
       	In addition to any other applicable requirements for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Chairman of the Board, if any, the President or the Secretary of the corporation.
       	To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders, provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting is first mailed by the corporation or on which the corporation makes public disclosure of the date of the annual meeting, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which a notice of the date of the special meeting is first mailed by the corporation or on which the corporation makes public disclosure of the date of the special meeting, whichever first occurs. Notwithstanding the preceding sentence, a stockholder's notice concerning nominations of directors to be elected at the 1999 annual meeting shall be timely if received by the close of business on the later of (i) the tenth day following the date on which the corporation's proxy statement for the 1999 annual meeting is first mailed to stockholders or (ii) April 12, 1999.
       	To be in proper written form, a stockholder's notice must set forth
(i) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the corporation that are owned by the person (x) beneficially and (y) of record, and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (a) the name and record address of such stockholder, (b) the class or series and number of shares of capital stock of the corporation that are owned by such stockholder (x) beneficially and (y) of record, (c) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
       	No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 1(d), and unless such person satisfies (if applicable) the requirements of Section 1(e) of this Article III.
       	(e) No person shall be eligible for election as a director if his or her election would cause the Company to have insufficient "independent directors" within the meaning of Section 121 of the Company Guide of the American Stock Exchange (or any successor provision) to meet the requirements of that Section (or any successor provision).
		SECTION 2. Removal of Directors. Any director may be removed from office with or without cause at any time and another person may be elected in his place to serve for the remainder of his term at any special meeting of stockholders called for that purpose by the affirmative vote of the holders of a majority of all of the shares of capital stock of the corporation outstanding and entitled to vote. In case any vacancy so created shall not be filled by the stockholders at such meeting, such vacancy shall be filled by the Board of Directors.
		SECTION 3. Chairman. The Board may appoint from among its members a Chairman who shall preside at all meetings and serve during the pleasure of the Board.
		SECTION 4.  Registration, Meetings, Notice.
	(a) Each director shall, upon election to such office, register with the corporation his mailing address.
	(b) The Board of Directors shall, without any notice being given, hold a meeting for the purpose of organization as soon as may be practicable after each annual meeting of stockholders.
	(c) The Board of Directors may in its discretion schedule regular meetings of the Board to be held at a stated time and place and no notice, written or otherwise, of such meeting shall be required. The Board of Directors may in its discretion alter the time and place for such regular meetings from time to time.
	(d) Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or, in the absence of the Chairman or if no Chairman shall have been appointed, at the call of the President and, in any case, at the call of any two directors.
	(e) The Secretary shall give notice of every special meeting of the Board of Directors orally or by cabling or delivering a copy of the same to each director at his registered mailing address not less than forty-eight hours prior to any such meeting. Such notice shall constitute full legal notice of any special meeting, whether actually received or not and whether any director concerned resides in Honolulu or not. No special meeting and no business transacted at any such meeting shall be invalidated or in any way affected by the failure of any director to receive actual notice of any such meeting.
	(f) Any director may expressly, in writing or otherwise, waive notice of any meeting. At any meeting, the presence of a director shall be equivalent to the waiver of the giving of notice of said meeting to said director.
	(g) To the extent permitted by law, any action required or permitted to be taken at any meeting of the directors or of a committee of the directors may be taken without a meeting if all of the directors or all of the members of the committee, as the case may be, sign a written consent or written consents setting forth the action taken or to be taken at any time before or after the intended effective date of such action. Such consent or consents shall be filed with the minutes of directors' meetings or committee meetings, as the case may be, and shall have the same effect as a unanimous vote.
	(h) To the extent permitted by law, members of the Board of Directors or of a committee of the Board of Directors may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting pursuant to this section shall constitute presence in person at such meeting.
		SECTION 5.  Quorum, Adjournment.  A majority of the
Board of Directors shall constitute a quorum for the transaction of any business. Any act or business must receive the approval of a majority of such quorum unless otherwise provided by law, the Articles of Association or these Bylaws. A quorum, once established, shall not be broken by the absence or withdrawal of one or more directors before the meeting is adjourned. The Chairman or a majority of the directors present may adjourn the meeting from time to time without further notice.
		SECTION 6.  Permanent Vacancies.  If any permanent
vacancy shall occur in the Board of Directors through death, resignation, removal or other cause, the remaining director or directors, whether or not a majority of the whole Board, by the affirmative vote of a majority of the remaining director or directors, may elect a successor director to hold office for the unexpired portion of the term of the director whose place shall be vacant.
		SECTION 7.  Temporary Vacancies, Substitute Directors.
If any temporary vacancy shall occur in the Board of Directors through the absence of any director from the State of Hawaii or the sickness or disability of any director, the remaining director or directors, whether constituting a majority or a minority of the whole Board, may by the affirmative vote of a majority of such remaining director or directors appoint some person as a substitute director who shall be a director during such absence, sickness or disability and until such director shall return to duty or the office of such director shall become permanently vacant. The determination of the Board of Directors, as shown on the minutes, of the fact of such absence, sickness or disability shall be conclusive as to all persons and to the corporation.
		SECTION 8.  Expenses and Fees.  By resolution of the
Board of Directors, expenses of attendance, if any, and a director's fee in such amount as the Board of Directors shall from time to time determine, may be allowed for attendance at each meeting of the Board and of each meeting of any committee created by the Board, provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
		SECTION 9. Executive Committee. The Board of Directors, by vote of a majority of the Board, may at its discretion appoint or elect an Executive Committee of not less than two members from its own number who shall have charge of the management of the business and affairs of the corporation in the interim between meetings of the Board of Directors and may exercise all powers of that body during such interim, but shall at all times be subject to any instructions issued by the Board of Directors.
The Executive Committee may make its own rules of procedure. The Board of Directors, by vote of a majority of the Board, may at its discretion appoint or elect from its own number one or more alternate members of the Executive Committee who may be alternates for designated members of the Executive Committee or alternates at large or both. Any alternate member of the Executive Committee who is an alternate for a designated member shall be and act as a member of the Executive Committee at any meeting from which the designated member is absent and any alternate at large shall be and act as a member of the Committee at any meeting from which any member of the Committee for whom an alternate has not been designated may be absent.
	Such Executive Committee shall make a report of its acts and transactions at the next meeting of the Board of Directors. Vacancies occurring in such Committee or among the alternates for members of such Committee may be filled only by vote of the majority of the Board of Directors, but shall only be filled by a director of the corporation.
The acts of the majority of the Executive Committee of the Board shall be effective in all respects as the acts of such Committee and such Committee may act by a writing signed by all of its members, other than alternates, without a meeting being held.
		SECTION 10. Audit Committee. The Chairman of the Board of Directors shall have the power, subject to confirmation by the affirmative vote of the majority of the whole Board, to appoint an Audit Committee of not less than three members, one of whom must be a member of the Board of Directors. The Audit Committee shall serve as an independent check on the reliability of the Company's financial controls and its financial reporting, and shall review the work of the independent auditors. The Audit Committee may make its own rules of procedure and shall report to the Board of Directors.
		SECTION 11.  Other Committees.  The Chairman of the
Board of Directors shall have the power, subject to confirmation by the affirmative vote of the majority of the whole Board, to appoint any other committees and such committees shall have and may exercise such powers as shall be authorized by the Board of Directors. Such committees may be composed of members who are not members of the Board of Directors. Such committees may make their own rules of procedure and shall report to the Board of Directors.

                                   ARTICLE IV
                                    OFFICERS
		SECTION 1. Officers Generally. The officers of the corporation shall be a Chairman of the Board, if appointed by the Board of Directors; a Vice Chairman of the Board, if appointed by the Board of Directors; a President; one or more Vice Presidents, some of whom may be designated as Executive Vice Presidents, Financial Vice Presidents, Senior Vice Presidents or Group Vice Presidents; a Treasurer;
a Controller; a Secretary; Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers as the Board of Directors shall from time to time determine; and such other officers as the Board of Directors shall from time to time determine. In addition, the Board of Directors, by vote of a majority of the Board, may designate which of the Chairman of the Board, if appointed by the Board of Directors, or the President shall be the Chief Executive Officer of the corporation. The Chief Executive
Officer so designated shall have such power and authority and perform such duties as set forth below and as the Board may from time to time assign to him. The Board of Directors, by vote of a majority of the Board, may designate which of the Chairman of the Board, if appointed by the Board of Directors, the President or any Vice President shall be the Chief
Operating Officer. The Chief Operating Officer so designated shall have such power and authority and perform such duties as set forth below and as the Board may from time to time assign to him. The officers shall be appointed by the Board of Directors and shall hold office thereafter until their successors shall be duly appointed and qualified. The number of Vice Presidents may be changed from time to time by the Board of Directors at any meeting or meetings thereof and, if increased at any time, such additional Vice Presidents shall be appointed by the Board of Directors. The offices of Chairman of the Board of Directors and Vice Chairman of the Board of Directors shall be filled from among the members of the Board of Directors, but no other officer need be a director. Any two or more of the offices of Vice President, Secretary, Treasurer and Controller may be held by the same person or each of such offices may be held by separate persons.
		SECTION 2. Vacancies. Vacancies which may occur in any office shall be filled by appointment by the Chief Executive Officer, if designated, or the President or Board of Directors for the remainder of the term of such office.
	In case of temporary disability of any officer, the Chief
Executive Officer, if designated, or the President or Board of Directors may appoint a temporary officer to serve during such absence or disability.
		SECTION 3. Removals. Any officer, for or without cause, may be removed from office at any time at a meeting specially called for that purpose by the affirmative vote of not less than two-thirds of the total voting power represented by the stock then entitled to vote, except insofar as such removal would be contrary to law.
	The Board of Directors of the corporation may at any time remove from office or discharge from employment for or without cause any officer, manager, subordinate officer, agent or employee appointed by it or by any person under authority delegated to it, except insofar as such removal would be contrary to law.
		SECTION 4. Chairman of the Board. Whenever there shall be a Chairman of the Board of Directors, he shall preside at all meetings of the stockholders and of the Board of Directors and shall have such powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.
		SECTION 5. Vice Chairman of the Board. Whenever there shall be a Vice Chairman of the Board of Directors, he shall preside at all meetings of the stockholders and of the Board of Directors should the Chairman of the Board of Directors be absent and he shall have such powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.
		SECTION 6. Chief Executive Officer. If a Chief Executive Officer is designated by the Board of Directors, he shall have and exercise, subject to the directions and control of the Board, the general management, supervision and direction over all of the property, business and affairs of the corporation, prescribe the duties of the managers of all branch offices, appoint heads of departments and exercise such other powers and perform such other duties as the Board may from time to time confer on him. He shall at all times keep the Board of Directors fully advised as to all of the corporation's business.
		SECTION 7. Chief Operating Officer. If a Chief Operating Officer is designated by the Board of Directors, he shall have and exercise, subject to the discretion and control of the Chief Executive Officer, if designated, or the Board of Directors, the day-to-day management, supervision and control of all of the property, business and affairs of the corporation and generally control the engagement, government and discharge of all employees of the corporation and fix their duties and compensation and exercise such other powers and perform such other duties as the Board may from time to time confer on him. He shall at all times keep the Chief Executive Officer, if designated, or the Board of Directors fully advised as to all of the corporation's business.
		SECTION 8. President. It shall be the duty of the President in the absence of the Chairman of the Board and Vice Chairman of the Board, if no Chairman of the Board or Vice Chairman of the Board shall have been appointed, to preside at all meetings of the stockholders and of the Board of Directors. If no Chief Executive Officer and/or Chief Operating Officer shall have been designated, then the President shall exercise general supervision and direction of the business and affairs of the corporation and its several officers, agents and employees, subject, however, to the control of the Board of Directors, and shall have power, unless otherwise determined by the Board of Directors, to employ and discharge all branch, division and department employees, agents and/or attorneys of the corporation and fix their compensation. The President shall also perform all other duties that may be assigned to him from time to time by the Board of Directors.
		SECTION 9. Vice Presidents. The Vice Presidents shall assume and perform the duties of the President in the absence or disability of the President or whenever the office of the President is vacant, and shall perform such other duties as may be assigned to them from time to time by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer or the President. The Executive Vice Presidents, in case such officers are appointed, shall be first in order to perform the duties of the President.
		SECTION 10. Treasurer. The Treasurer shall be the financial officer of the corporation. He shall have custody of all moneys, shall keep the same for safekeeping in such depositories as may be designated by the Board of Directors, shall expand the funds of the corporation as directed by the Board of Directors and take proper vouchers for such expenditures, and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or by the President. If required to do so by the Board of Directors, he shall give a bond in such amount and with such surety as may be prescribed by the Board for the faithful discharge of his duties. In the absence or disability of the Treasurer, his duties shall be performed by the Comptroller or by an Assistant Treasurer.
		SECTION 11. Secretary. The Secretary shall have custody of all valuable papers and documents of the corporation, shall be ex-officio secretary of the Board of Directors and of all standing committees, shall give or cause to be given all required notices of meetings of the stockholders and directors, shall record the proceedings of meetings of the stockholders, directors and standing committees in a book or books to be kept for that purpose, shall have charge and custody of the records for the issue and transfer of shares of the capital stock of the corporation, and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or by the President.
He shall have custody of the seal of the corporation. In the absence or disability of the Secretary, his duties shall be performed by the Treasurer or by an Assistant Secretary.
		SECTION 12. Controller. The Controller, if there is one, shall be the accounting officer of the corporation. He shall keep or cause to be kept a book or books setting forth a true record of the receipts and expenditures, assets and liabilities, losses and gains of the corporation, shall render statements of the financial condition of the corporation when and as required by the Board of Directors, and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or by the President. In the absence or disability of the Controller, his duties shall be performed by the Treasurer or by an Assistant Controller.
		SECTION 13. Subordinate Officers. The powers and duties of the subordinate officers shall be as prescribed by the Board of Directors. In the absence or disability of the Treasurer and Secretary, the Assistant Treasurer or the Assistant Secretary may register and transfer stock of the corporation under such regulations as may be prescribed by the Board of Directors.
		SECTION 14. Absence of Officers. In the absence or disability of the Chief Executive Officer, Chief Operating Officer and President, the duties of the Chief Executive Officer, Chief Operating Officer and President, other than the calling of meetings of the stockholders and the Board of Directors, shall be performed by the Executive Vice President and in his absence or disability by such persons as may be designated for such purpose by the Board of Directors.
In the absence or disability of the Secretary and of the Assistant
Secretary or Assistant Secretaries, if more than one, or of the Treasurer and the Assistant Treasurer or Assistant Treasurers, if more than one, the duties of the Secretary or of the Treasurer, as the case may be, shall be performed by such person or persons as may be designated for such purpose by the Board of Directors.
		SECTION 15.  Auditor.  The Auditor shall be elected
annually by the stockholders, shall not be an officer of the corporation and shall be an independent certified public accountant. The Auditor shall audit the books and accounts of the corporation and shall certify his findings and report thereon in writing to the stockholders at least annually, and shall make such other audits and reports as the Board of Directors shall determine from time to time. The Auditor may be a person, co-partnership or, if permitted by law, a corporation. The Auditor may be removed from office either with or without cause at any time at a special meeting of the stockholders called for the purpose, and any vacancy caused by such removal may be filled for the balance of the unexpired term by the stockholders at a special meeting called for the purpose. In case of a vacancy in the office of Auditor other than by removal, the vacancy may be filled for the unexpired term by the Board of Directors or, if a special meeting shall be held during the existence of such vacancy, the vacancy may be filled at such special meeting of the stockholders.

                                   ARTICLE V
                           EXECUTION OF INSTRUMENTS
		SECTION 1. Proper Officers. Except as hereinafter provided or as required by law, all checks, drafts, notes, bonds, acceptances, deeds, leases, contracts, bills of exchange, orders for the payment of money, licenses, endorsements, stock powers, powers of attorney, proxies, waivers, consents, returns, reports, applications, notices, mortgages and other instruments or writings of any nature which require execution on behalf of the corporation shall be signed by the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, but no officer, though he may hold two or more offices, shall sign any instrument in more than one capacity, provided however that the Board of Directors may from time to time authorize any such documents, instruments or writings to be signed by such officers, agents or employees of the corporation, or any one of them, in such manner as the Board of Directors may determine.
		SECTION 2.  Facsimile Signatures.  The Board of
Directors may from time to time by resolution provide for the execution of any corporate instrument or document, including but not limited to checks, warrants, drafts and other orders for the payment of money by a mechanical device or machine or by the use of facsimile signatures under such terms and conditions as shall be set forth in any such resolution.

                                   ARTICLE VI
                      VOTING OF STOCK BY THE CORPORATION
		In all cases where the corporation owns, holds or represents under power of attorney or by proxy or in any other representative capacity shares of capital stock of any corporation or shares or interests in business trusts, co-partnerships or other associations, such shares or interests shall be represented or voted in person or by proxy by the President or, in his absence, by the Vice President or, if there be more than one Vice President present, then by such Vice President as the Board of Directors shall have designated as Executive Vice President or, failing any such designation, by any Vice President or, in the absence of any Vice President, by the Treasurer or, in his absence, by the Secretary; provided, however, that any person specifically appointed by the Board of Directors for the purpose shall have the right and authority to represent and vote such shares or interests with precedence over all of the above named.

                                   ARTICLE VII
                                  CAPITAL STOCK
		SECTION 1. Certificates of Stock. The certificates of stock of each class shall be in such form and of such device as the Board of Directors may from time to time determine. They shall be signed by the President or a Vice President and by the Treasurer or the Secretary or an Assistant Treasurer or Assistant Secretary and shall bear the corporate seal, provided, however, that the Board of Directors in its discretion may provide that any certificate which shall be signed by a transfer agent or by a registrar may be sealed with only the facsimile seal of the corporation and may be signed with only the facsimile signatures of the officers above designated.
In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer before such certificate is issued, such certificate may, nevertheless, be issued with the same effect as if such officer had not ceased to be such at the date of its issue. Certificates shall not be issued for nor shall there be registered any transfer of any fraction of a share. In the event that fractional parts of or interests in any share shall result in any manner from any action by the stockholders or directors of the corporation, the Treasurer may sell the aggregate of such fractional interests under such reasonable terms and conditions as the Treasurer shall determine, subject, however, to the control of the Board of Directors, and distribute the proceeds thereof to the person or persons entitled thereto.
		SECTION 2. Holder of Record. The corporation shall be entitled to treat the person whose name appears on the stock books of the corporation as the owner of any share as the absolute owner thereof for all purposes and shall not be under any obligation to recognize any trust or equity or equitable claim to or interest in such share, whether or not the corporation shall have actual or other notice thereof.
		SECTION 3. Transfer of Stock. Transfer of stock may be made in any manner permitted by law, but no transfer shall be valid, except between the parties thereto, until it shall have been duly recorded in the stock books of the corporation and a new certificate issued. No transfer shall be entered in the stock books of the corporation nor shall any new certificate be issued until the old certificate, properly endorsed, shall be surrendered and canceled.
		SECTION 4. Closing of Transfer Books. The Board of Directors shall have power for any corporate purpose from time to time to close the stock transfer books of the corporation for a period not exceeding thirty consecutive business days, provided, however, that in lieu of closing the stock transfer books aforesaid the Board of Directors may fix a record date for the payment of any dividend or for the allotment of rights or for the effective date of any change, conversion or exchange of capital stock or in connection with obtaining the consent of stockholders in any matter requiring their consent or for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders and, in any such case, only such stockholders as shall be stockholders of record on the record date so fixed shall be entitled to the rights, benefits and privileges incident to ownership of the shares of stock for which such record date has been fixed, notwithstanding any transfer of stock on the books of the corporation after such record date.
		SECTION 5. Lost Certificates. The Board of Directors may, subject to such rules and regulations as it may adopt from time to time, order a new certificate or certificates of stock to be issued in the place of any certificate or certificates of stock of the corporation alleged to have been lost or destroyed, but in every such case the owner of the lost or destroyed certificate or certificates shall be required to file with the Board of Directors sworn evidence showing the facts connected with such loss or destruction. The Board of Directors may, in its discretion, further require that a notice or notices shall be published not less than once each week for three consecutive weeks or for such other length of time as the Board of Directors may provide in any special case in one or more newspapers of general circulation, which notice shall describe the lost or destroyed certificate, seek its recovery and warn all persons against negotiating, transferring or accepting the same. Unless the Board of Directors shall otherwise direct, the owner of the lost or destroyed certificate shall be required to give to the corporation a bond or undertaking in such sum, in such form and with such surety or sureties as the Board of Directors may approve, to indemnify the corporation against any loss, damage or liability that the corporation may incur by reason of the issuance of a new certificate or certificates. Nothing in this section contained shall impair the right of the Board of Directors, in its discretion, to refuse to replace any allegedly lost or destroyed certificate, save upon the order of the court having jurisdiction in the matter.

                                  ARTICLE VIII
                                    AMENDMENT
       	These Bylaws may be altered, amended or repealed from time to time by the vote of not less than two-thirds of all of the directors of the corporation at any meeting of the Board of Directors, subject to repeal or change by action of the stockholders taken in accordance with this Article VIII. The Bylaws, or any provision thereof, may be repealed or changed by action of the stockholders at a duly called and noticed annual or special meeting if (i) one of the purposes of such meeting expressly set forth in the notice therefor is to repeal or change the Bylaws or any provision thereof, (ii) the notice or accompanying proxy materials set forth with specificity the repeal of or changes to the Bylaws or any provision thereof proposed to be effectuated by action of the stockholders at the annual or special meeting, (iii) the proposal to repeal or change the Bylaws or any provision thereof complies with all other requirements of the Bylaws (including without limitation Section 7 of Article II), and (iv) such proposal is approved by the affirmative vote of the holders of at least a majority of the corporation's outstanding common stock (except that any such proposal that would repeal the Bylaws in their entirety, or amend, add or delete any Bylaw provision concerning the number, term of office or qualifications of directors, the nomination of directors, the classification of the Board of Directors, requirements for advance notice of matters to be brought before any annual or special meeting, or this Article VIII, shall be effective only if approved by the affirmative vote of the holders of at least two-thirds of the corporation's outstanding common stock).